UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2018

NanoFlex Power Corporation

(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

480-585-4200

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Power Up Financing

On June 5, 2018, NanoFlex Power Corporation, a Florida corporation (the “Company”) entered into a Securities Purchase Agreement (the “Power Up SPA”) with Power Up Lending Group Ltd. (“Power Up”) pursuant to which Power Up agreed to purchase a convertible promissory note (the “Power Up Note”) in the aggregate principal amount of $128,000.00. On June 5, 2018, the Company issued the Power Up Note. The Power Up Note entitles the holder to 12% interest per annum and matures on March 30, 2019.

Under the Power Up Note, Power Up may convert all or a portion of the outstanding principal of the Power Up Note into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) beginning on the date which is 180 days from the issuance date of the Power Up Note, at a price equal to 61% of the average of the lowest two trading prices during the 15 trading day period ending on the last complete trading date prior to the date of conversion, provided, however, that Power Up may not convert the Power Up Note to the extent that such conversion would result in beneficial ownership by Power Up and its affiliates of more than 4.99% of the Company’s issued and outstanding Common Stock.

If the Company prepays the Power Up Note within 30 days of its issuance, the Company must pay all of the principal at a cash redemption premium of 110%; if such prepayment is made between the 31st day and the 60th day after the issuance of the Power Up Note, then such redemption premium is 115%; if such prepayment is made from the sixty first 61st to the 90th day after issuance, then such redemption premium is 120%; and if such prepayment is made from the 91st to the 180th day after issuance, then such redemption premium is 125%. After the 180th day following the issuance of the Power Up Note, there shall be no further right of prepayment.

In connection with the Power Up Note, the Company agreed to cause its transfer agent to reserve 7,955,869 shares of Common Stock, in the event that the Power Up Note is converted. The Power Up Note was funded on June 7, 2018.

Amendment No. 1 to MV Note

On June 6, 2018, the Company entered into an amendment (“Amendment No. 1”) to its promissory note, dated December 12, 2017 (the “MV Note”), issued by the Company to Morningview Financial, LLC (“MV”), pursuant to which the Company is obligated to repay MV $100,000.00 in aggregate principal, plus interest.

Pursuant to Amendment No. 1, the Company will prepay 50% of the outstanding principal and accrued interest owed under the MV Note on or before June 11, 2018 (the “Deadline”). Unless (i) an Event of Default (as defined in the MV Note) occurs under the MV Note or (ii) the prepayment does not clear MV’s bank account before the Deadline, MV shall not be permitted to effectuate any conversion under the MV Note until on or after July 15, 2018 (the “Lock-Up”). In addition, the total balance of the MV Note as of June 11, 2018, shall immediately increase by 8%. The Company and MV can also mutually agree to extend the Lock-Up to August 15, 2018 or September 15, 2018, subject to certain terms and conditions.

The foregoing summaries of the terms of the Power Up Note, Amendment No. 1 and the Power Up SPA are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, which are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Power Up Note, the Power Up SPA and the related agreements is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the Power Up Note is incorporated herein by reference. The issuance of the Power Up Note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 8.01	Other Events.

As reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 22, 2017, on December 15, 2017, the Company borrowed $135,000.00 from FirstFire Global Opportunities Fund, LLC (“First”) and issued to First a convertible promissory note (the “First Note”) in the amount of $135,000.00 with a maturity date of September 15, 2018, which amount was increased to $148,500.00 as per the Memorandum of Understanding dated March 5, 2018. The Company paid off the First Note in full on June 5, 2018, with a total payment of $224,000.00.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Convertible Promissory Note, dated as of June 5, 2018.
4.2	Amendment No.1 to Convertible Promissory Note issued to Morningview Financial, LLC, dated as of June 6, 2018.
10.1	Form of Securities Purchase Agreement, dated as of June 5, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2018

NanoFlex Power Corporation

By:	/s/ Dean L. Ledger
Name:	Dean L. Ledger
Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Convertible Promissory Note, dated as of June 5, 2018.
4.2	Amendment No.1 to Convertible Promissory Note issued to Morningview Financial, LLC, dated as of June 6, 2018.
10.1	Form of Securities Purchase Agreement, dated as of June 5, 2018.

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